Exhibit 10.9

AMENDMENT #1 TO CONTRACT NO. 0653 BETWEEN

GEORGIA DEPARTMENT OF COMMUNITY HEALTH AND

PEACH STATE

This Amendment is between the Georgia Department of Community Health (hereinafter referred to as “DCH” or the “Department”) and Peach State (hereinafter referred to as “Contractor”) and is made effective the 16th day of August, 2005 (hereinafter referred to as the “Effective Date”). Other than the changes, modifications and additions specifically articulated in this Amendment #1 to Contract # 0653, the original Contract shall remain in effect and binding on and against DCH and Contractor. Unless expressly modified or added in this Amendment #1, the terms and conditions of the original Contract are expressly incorporated into this Amendment #1 as if completely restated herein.

WHEREAS, DCH and Contractor executed a contract for the provision of services to Georgia Healthy Families; and,

WHEREAS, pursuant to Section 32.0, Amendments in Writing, DCH and Contractor desire to amend the above-referenced Contract by adding additional funding as set forth below.

NOW THEREFORE, for and in consideration of the mutual promises of the Parties, the terms, provisions and conditions of this Amendment and other good and valuable consideration, the sufficiency of which is hereby acknowledged, DCH and Contractor hereby agree as follows:

I.	To delete the current Attachment H in its entirety and insert in lieu thereof the Attachment H of this Amendment No. 1.

II.	DCH and Contractor agree that they have assumed an obligation to perform the covenants, agreements, duties and obligations of the Contract, as modified and amended herein, and agree to abide by all the provisions, terms and conditions contained in the Contract as modified and amended.

III.	This Amendment shall be binding and inure to the benefit of the parties hereto, their heirs, representatives, successors and assigns. Whenever the provisions of this Amendment and the Contract are in conflict, the provisions of this Amendment shall take precedence and control.

IV.	It is understood by the Parties hereto that, if any part, term, or provision of this Amendment or this entire Amendment is held to be illegal or in conflict with any law of this State, then DCH, at its sole option, may enforce the remaining unaffected portions or provisions of this Amendment or of the Contract and the rights and obligations of the parties shall be construed and enforced as if the Contract or Amendment did not contain the particular part, term or provision held to be invalid.

V.	This Amendment shall become effective as stated herein and shall remain effective for so long as the Contract is in effect.

Amendment #1	Page 1 of 4
Contract #0653
Peach State for Provision of Services to Georgia Healthy Families

VI.	This Amendment shall be construed in accordance with the laws of the State of Georgia.

VII.	All other terms and conditions contained in the Contract and any amendment thereto, not amended by this Amendment, shall remain in full force and effect.

VIII.	The Contractor and the Department agree that in the event of a disagreement regarding, arising out of, or related to contract language interpretation, the Department’s interpretation of the contract language in dispute shall control and govern. The Department’s interpretation of the contract language in dispute shall not be subject to appeal under any circumstance.

IX.	In the event that the Department has entered into or enters into agreements with other Contractors for additional work related to the services rendered hereunder, the Contractor agrees to cooperate fully with such other Contractors. The Contractor shall not commit any act that will interfere with the performance of work by any other Contractor.

Additionally, if the Department eventually awards this Contract to another Contractor, the Contractor agrees that it will not engage in any behavior or inaction that prevents or hinders the work related to the services contracted for in this contract. In fact, the Contractor agrees to submit a written turn-over plan and/or transition plan to the Department within thirty (30) days of receiving the Department’s intent to terminate letter. The Parties agree that the Contractor has not successfully met this obligation until the Department accepts its turn-over plan and/or transition plan.

The Contractor’s failure to cooperate and comply with this provision, shall be sufficient grounds for the Department to halt all payments due or owing to the Contractor until it becomes comply with this or any other contract provision. The Department’s determination on the matter shall be conclusive and not subject to appeal.

SIGNATURES ON THE FOLLOWING PAGE

Amendment #1	Page 2 of 4
Contract #0653
Peach State for Provision of Services to Georgia Healthy Families

IN WITNESS WHEREOF, DCH and Contractor, through their authorized officers and agents, have caused this Amendment to be executed on their behalf as of the date indicated.

GEORGIA DEPARTMENT OF COMMUNITY HEALTH

/s/ Tim Burgess
Tim Burgess, Commissioner

CONTRACTOR

BY:	/s/ Daniel R. Paquin
* SIGNATURE

Daniel R. Paquin
Please Print/Type Name Here

AFFIX CORPORATE SEAL HERE (Corporations without a seal, attach a Certificate of Corporate Resolution)

ATTEST:	/s/ Brenda Williams
** SIGNATURE

Vice President
TITLE
*	Must be President, Vice President, CEO or Other Authorized Officer
**	Must be Corporate Secretary

DOAS STATE PURCHASING REPRESENTATIVE, SIGNED AS TO FORM:

By:	/s/ Ann Maize	Date:	8/18/05

Printed Name and Title	Ann Maize, Contracting Officer

Amendment #1	Page 3 of 4
Contract #0653
Peach State for Provision of Services to Georgia Healthy Families

CONFIDENTIAL – NOT FOR CIRCULATION

ATTACHMENT H

Amended August 16, 2005

Attachment H is a table displaying the contracted rates by rate cell for each contracted region. These rates will be the basis for calculating capitation payments in each contracted Region.

Contracted Rates by Region

CMO NAME		Peach State

Rate Category		Atlanta	Central	Southwest
LIM/RSM/Refugee
	0 - 2 Months Male & Female	$1,104.24	$1,103.50	$1,110.28
	3 - 11 Months Male & Female	$177.85	$207.41	$227.72
	1 - 5 Years Male & Female	$106.42	$115.05	$129.47
	6 - 13 Years Male & Female	$101.41	$105.43	$117.05
	14 - 20 Years Female	$166.58	$163.17	$186.23
	14 - 20 Years Male	$116.04	$100.47	$119.13
	21 - 44 Years Female	$227.50	$257.47	$280.71
	21 - 44 Years Male	$255.65	$280.71	$273.03
	45+ Years Female	$388.74	$467.06	$498.66
	45+ Years Male	$515.63	$556.30	$566.88

PeachCare
	0 - 2 Months Male & Female	$181.55	$187.38	$190.06
	3 - 11 Months Male & Female	$181.55	$187.38	$199.92
	1 - 5 Years Male & Female	$109.87	$124.44	$138.65
	6 - 13 Years Male & Female	$131.20	$135.94	$152.27
	14 - 20 Years Female	$156.06	$163.26	$181.89
	14 - 20 Years Male	$144.31	$139.60	$149.64

Female Services
	Breast and Cervical Cancer	$1,756.82	$1,606.62	$1.637.93

Maternity and Delivery Services		Unit Cost	Unit Cost	Unit Cost
Kick Payment		$5,796.83	$5,759.46	$5,709.09

Amendment #1	Page 4 of 4
Contract #0653
Peach State for Provision of Services to Georgia Healthy Families